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                                    AGREEMENT

         THIS AGREEMENT, entered into this 15th day of April, 1996 by and between RMS Titanic, Inc., a corporation organized under the laws of the State of Florida and having its principal place of business at 17 Battery Place, New York, New York 10004 ("RMST") and CRE - CO Finanz GmbH, a company organized under the laws of Germany and having its principal place of business at Ratinger Strasse 23, 4000 Dusseldorf 1, Germany ("CRE").

         WHEREAS, RMST and CRE wish to work in association with out another to present one or more European exhibitions of artifacts recovered by RMST from the wreck site of the Titanic (the "Exhibition'), together with supporting material, and

         WHEREAS, RMST wishes to provide artifacts recovered from the Titanic wreck site, together with supporting material, and CRE wishes to design, construct and operate the Exhibition, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties hereto agree as follows:

         1. DEFINITIONS.

         Except as otherwise indicated elsewhere in this Agreement, the following words and expressions shall have the following meanings:

         1.1 "Artifacts" shall mean 150-200 objects in the ownership of RMST recovered from the wreck site of the Titanic in RMST's 1987, 1993, 1994 and future recovery expeditions constituting a good cross-section in object type and size, similar to the cross-section made available to the National Maritime Museum Of Greenwich, London, England ("NMM") in connection with a "Prelude Exhibition" presented at NMM from October 1994 through September 1995.

         1.2 "Eaton" shall refer to John Eaton of 7 Railroad Avenue, Cold Spring, New York, USA;

         1-3 "Haas" shall refer to Charles Haas of 320 Dover-Chester Road, Randolph, New Jersey 07869, USA;

         1.4 "IFREMER" shall refer to Institute of France for the Research and Exploration of the Sea:

         1.5 "Pennec" shall refer to Stephane Pennec of LP3 Conservation, 8 Rue de Tanneries, 21140 Semur-en-Auxious, France;
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         1.6 "Profits" shall mean the excess of all Revenue derived from the
Exhibition over the aggregate of Project Expenses.

         1.7 "Project Expenses" shall include, all costs and expenses of every kind and description incurred in establishing and presenting the Exhibition up to a maximum of Eight Hundred Thousand ($800,000) U.S. Dollars (except as may be hereafter increased upon mutual written agreement of the parties), including, without limitation, design and fabrication of the Exhibition, transportation of the Artifacts to and from the Exhibition, operating the Exhibition and marketing the Exhibition.

         1.8 "Revenue" shall mean and include the aggregate of:

              1.8.1 "Ancillary Revenues," which shall include all revenues derived from television broadcast, film and music rights that may be granted pursuant to and in accordance with the terms of this Agreement, and, except as set forth in Sections 1.8.2 through 1.8.4 hereof, other revenues related to the Exhibition, such as revenues derived from pre-recorded Exhibition tours that may be made Pursuant to
                    Section 11 hereof.

              1.8.2 "Merchandising Revenue," which shall include all revenues derived from the sale of merchandise, food and beverage at the Exhibition, less costs of goods and other mutually agreed upon deductions.

              1.8.3 "Sponsorship Revenue," which shall include all revenues derived from the granting of sponsorship or promotion rights to third parties.

              1.8.4 "Ticket Revenue," which shall include all sums generated by ticket sales at the Exhibition and through authorized ticket sale outlets.

         1.9 "Supporting Material" shall mean material relating, specifically to the recovery of the Artifacts, including but not limited to photographs and video footage.

         1.10 "Term" shall mean the period commencing on the date hereof and expiring on December 31, 1997, whereupon this Agreement shall automatically terminate without further notice by either party to the other unless this Agreement has been extended pursuant to the provisions of Section 12 hereof

         1.11 "Venue" shall mean the cities of Weimar, Germany and Hamburg, Germany unless this Agreement has been extended pursuant to the provisions of Section

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12 hereof, CRE reserves the right to substitute the city of Berlin, Germany in place of Weimar, Germany, Hamburg, Germany or such other city in Europe (outside of Great Britain) to which RMST has given its prior written consent, which consent shall not be unreasonably withheld, for purposes of this Section 1-11.

         2. THEMES AND DURATION OF THE EXHIBITION, AND RMST'S CONSULTATION
            RIGHTS.

         2.1 The parties agree that the Exhibition will be presented in the Venue and will cover the following themes [to be inserted).

         2.2 Ile name of the Exhibition shall be "Recovery of the Titanic," or "Titanic," or such other name mutually agreed upon by the parties.

         2.3 Subject to the provisions of Section 1-11 hereof, the parties acknowledge that it is intended that the Exhibition will be presented in the cities of Weimar, Germany and Hamburg, Germany, with Hamburg's exhibition expected to be larger than Weimar's exhibition. Both of such exhibitions shall be deemed to constitute a single exhibition for purposes of this Agreement and shall constitute the Exhibition under this Agreement. It is agreed that the Exhibition will not be presented until 1997. The Exhibition is to be presented by CRE in association with RMST, and will be advertised and promoted in such manner as will reasonably give recognition to RMST's association with the Exhibition.

         2.4 CRE and RMST acknowledge that work on the design and construction of the Exhibition will commence following the execution of this Agreement, and that while CRE will have the primary responsibility for the design and construction of the Exhibition, RMST shall assist CRE in all phases of the establishment and presentation of the Exhibition, including the development of budgets for the Exhibition, and shall make available to CRE its expertise and experience in having previously presented or participated in the presentation of Titanic exhibitions. In connection with these matters, CRE acknowledges that RMST has sought, and intends to continue to seek, to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance. CRE accordingly agrees that the Exhibition will be designed and constructed in a manner that is consistent with RMST's desire to preserve and promote the memory of the Titanic, as described above. In furtherance of the foregoing, CRE agrees:

              2.4.1 Tbe design and content of the Exhibition shall be subject to
                    RMST's approval, which approval shall not be unreasonably withheld.

              2.4.2 Upon reasonable request from RMST, CRE will arrange for key design and other specialist personnel to meet with

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                    representatives of RMST to review the progress of
                    preparation of the Exhibition.

              2.4.3 Upon reasonable request, CRE will Provide reasonable access for RMST representatives to observe the construction of the Exhibition.

              2.4.5 A reasonable number of artifacts selected by RMST will be, made available to CRE in advance of the opening of the Exhibition for the purpose of promoting the Exhibition.

         3. CRE OBLIGATIONS.

         CRE agrees to pay all Project Expenses and to:

         3.1 Make all arrangements, and obtain all rights, permits and licenses as may be required, for a suitable location within the Venue to present the Exhibition;

         3.2 Commission, provide and supervise all design work relating to the Exhibition, including, but not limited to, graphics, lighting, and Artifact display.

         3.3 Commission, provide and supervise all construction work relating to the Exhibition, including, but not limited to, the mounting, installation and display of the Artifacts.

         3.4 Procure the packing and transportation of Artifacts and Supporting Material from France and the United States to the Exhibition site and, unless the term) of this Agreement has been extended pursuant to Section 12 hereof, to procure the packing and transportation of Artifacts and Supporting Material within thirty (30) days of the expiration of the Term to a place designated by RMST.

         3.5 Be responsible to the care of the Artifacts and Supporting Material at the Exhibition, including the establishment of all necessary environmental controls and conservation inspections so as to protect the Artifacts from the elements, extreme lighting, temperature, humidity, unauthorized photography, filming or videotaping, or handling by unauthorized personnel in a manner that could damage the Artifacts.

         3.6 Provide ticketing, security and visitor services at the Exhibition site.

         3.7 Provide all marketing, promotion, press and public relations services relating to the Exhibition in consultation with RMST.

         3.8 Procure adequate insurance coverage for the Artifacts and Supporting Materials of no less than S5,000,000.

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         3.9 Produce an Exhibition catalogue.

         4. RMST'S OBLIGATIONS.

         RMST agrees to:

         4.1 Make the Artifacts available to CRE for the term of the Exhibition and obtain all necessary authorizations and licenses with regard to the export of the Artifacts from France or the United States.

         4.2 Make available such Supporting Material as CRE shall reasonably require following consultation with RMST.

         4.3 Use its due diligence in an effort to procure the loan by IFREMER of Supporting Material and documentation relating to the 1987, 1993 and 1994 Titanic expeditions; and

         4.4 Use its due diligence in an effort to procure the cooperation of Pennec, Haas, Eaton and NMM with regard to the content of the Exhibition.

         4.5 Provide to CRE such photographs from the Supporting Material as CRE may reasonably select for inclusion in the Exhibition catalogue.

         4.6 During the Term, RMST shall not grant to any third parties any rights to exhibit Artifacts in Europe or to obtain sponsors for an exhibition of Artifacts in Europe.

         5. DIVISION AND PAYMENT OR PROFITS.

         5.1 Profits (as defined in Section 1.6 hereof) shall be divided between RMST and CRE as follows: two-thirds (2/3) thereof to RMST and one-third (1/3) thereof to CRE.

         5.2 Simultaneously herewith, CRE has paid to RMST the sum of Three Hundred Fifty Thousand ($350,000) U.S. Dollars as an advance against RMST's share of the Profits (the "Advance"). In consideration of payment of the Advance, RMST has granted CRE a security interest in paper currency recovered from the wreck site of the Titanic until the delivery of the Artifacts to CRE on prior notice of not less than thirty (30) days from RMST to CRE, and in no event not later than May 1, 1997. The Artifacts shall be delivered to CRE's principal place of business as set forth in the preamble to this Agreement unless RMST has received notice of a different place at least fifteen (15) business days prior to the date of delivery of the Artifacts. The granting of such security interest is subject to the terms, and conditions of a Pledge Agreement and Bailment Agreement executed simultaneously herewith. Except as provided in the Pledge Agreement, no portion of the Advance shall be subject to refund or reimbursement to CRE, but shall

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be subject only to recoupment from RMST's share of the Profits, if any, as provided in Section 5.4 below. No security interest is hereby granted or intended to be granted hereby with respect to any Advance paid by CRE in connection with its exercise of its options pursuant to Section 12 hereof.

         5.3 In the event that Profits are not generated by the Exhibition, CRE shall bear the loss of Project Expenses.

         5.4 After recoupment from Revenues of Project Expenses, CRE shall recoup the Advance from RMST's share of the Profits, and after recoupment of the Advance, CRE shall distribute RMST's share of the profits to RMST in arrears on a monthly basis.

         5.5 CRE shall furnish to RMST monthly accounting regarding Project Expenses and Revenues no later than twenty (20) days after the close of the month covered by such accounting.

         5.6 CRE shall maintain all books of accounts and all documents, including contracts, third party accounting statements, remittance advices and all other appropriate documentation necessary to audit, review and verify Project Expenses and Revenues. CRE agrees to allow authorized representatives of RMST to have reasonable access to such books and records, and to make such copies thereof as such representatives shall reasonably require. In the event that an audit reflects a five (5%) percent or greater discrepancy from the accounting furnished by CRE to RMST pursuant to Section 5.5 hereof then CRE shall be responsible for payment of the costs of such audit.

         6. SPONSORSHIP.

         CRE shall seek corporate sponsors for the Exhibition that are not in conflict with the image of promoting science and education, and RMST shall provide its assistance and support for such efforts. No sponsor shall be granted any rights, other than sponsorship rights with respect to the Exhibition, without the prior written consent of RMST. Nothing in this Agreement shall be construed as authorizing the right to grant sponsorship arrangements for any activity or undertaking of RMST other than the Exhibition. Any and all payments received from sponsors of the Exhibition shall be considered Sponsorship Revenue for purposes of this Agreement.

         7. MARKETING, ADVERTISING AND PUBLICITY.

         7.1 RMST shall be fully consulted about and shall participate in the scheduling and details of all marketing, advertising and publicity activities relating to the Exhibition. RMST shall cooperate and not unreasonably withhold its consent to, or unreasonably refuse to participate in, promotional activities.

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         7.2 CRE shall make available to RMST any advertising or promotional material in advance of the utilization thereof by CRE for the marketing or promoting the Exhibition.

         7.3 No advertising, promotional or other marketing materials may be used by CRE without RMST's prior written consent wbich shall not be unreasonably withheld.

         8. MERCHANDISING.

         8.1 The parties agree that CRE shall have the sole and exclusive right to sell merchandise at the Exhibition and through retail outlets within each country where a Venue is located. For purposes of this Agreement, the term "merchandise" shall include food and beverages. CRE agrees to arrange for adequate space within the Exhibition for a merchandise shop (the "Merchandise Shop"). The parties may mutually select a third party to manufacture, license and sell products on their behalves at the Exhibition. If the parties do not select a Merchandising Company, CRE shall take full responsibility of all costs relating to merchandising activities at the Exhibition, and shall recoup such costs as part of its Project Expenses. The items of merchandise to be sold at the Merchandise Shop shall be subject to RMST's consent, which consent shall not be unreasonably withheld.

         8.2 To the extent that CRE obtains the names and/or addresses of the purchasers of merchandise at the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.

         9. AUDIO VISUAL RIGHTS.

         9.1 The parties agree that no television, video, film, music, photography or other audio visual rights, including but not limited to, telecommunication mediums such as the Internet or online services, shall be allowed to any third party, except for the sole purpose of promoting the Exhibition during the Term of this Agreement (the "Promotional Work"). The parties further agree that the subject of the Promotional Work shall be limited to the Exhibition, and that subject to RMST's prior written consent, a reasonable portion of RMST's Supporting Material shall be made available for utilization in the Promotional Work. All rights and title to RMST's Supporting Material shall be owned exclusively by RMST, and no rights or interests therein are hereby conferred upon CRE except as expressly set forth in this Agreement. RMST shall have the right to approve the content and form of the Promotional Work prior to the release thereof to the public, which consent shall not be unreasonably withheld. Any revenues derived from the granting of rights pursuant to and in accordance with this Section 9.1 shall be included in Ancillary Revenues under this Agreement.

         9.2 Except as set forth in Section 9-1 hereof, CRE will refuse admission

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to the Exhibition to anyone carrying, or who has within their control, sight or sound devices which enable them to film or record the Exhibition, and will eject any person who refuses to relinquish such sight and sound equipment prior to entering the Exhibition.

         10. TICKET SALES.

         10.1 All ticket prices for the Exhibition shall be comparable to the admission prices to other attractions within the Venue and shall be jointly determined by the parties.

         10.2 To the extent that CRE obtains the names and/or addresses of the purchasers of tickets for the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.

         11. PRE-RECORDED TOUR GUIDE.

         CRE shall have the right to arrange for the pre-recording and availability for rental at the Exhibition of a pre-recorded tour guide, subjec, however, to RMST's written approval thereof which approval shall not be unreasonably withheld.

         12. OPTIONS TO EXTEND.

         RMST hereby grants to CRE the following options:

         12.1 To extend the term of this Agreement for an additional period of one (1) year (the "First Extension Period") from the expiration of the initial Term hereof, upon the same terms and conditions as those contained herein, except that the Venue (as defined by Section 1.11 hereof) during the First ExtensionPeriod shall be Paris, France or another European city to which RMST has givenits prior written consent, which consent shall not be unreasonably withheld and the Advance (as defined by Section 5.2 shall be the sum of Two Hundred Fifty Thousand ($250,000) U.S. Dollars.

         12.2 To extend the term of this Agreement for an additional period of one (1) year (the "Second Extension Period") from the expiration of the First Extension Term hereof, upon the same terms and conditions as those contained herein, except that the Venue (as defined by Section 1.11 hereof) during the Second Extension Period shall be Barcelona, Spain or, at the option of CRE, Amsterdam, Holland, or another European city, to which RMST has given its prior written consent, which consent shall not be unreasonably withheld and the Advance (as defined by Section 5.2 shall be the sum of Two Hundred Fifty Thousand ($250,000) U.S. Dollars.

         12.3 To extend the term of this Agreement for an additional period of one (1) year (the "Third Extension Period") from the expiration of the Second Extension Term

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hereof, upon the same terms and conditions as those contained herein, except that the Venue (as defined by Section 1.11 hereof) during the Third Extension Period shall be Hanover, Germany (or another European city to whicb RMST has given its prior written consent, which consent shall not be unreasonably withheld) and the Advance (as defined by Section 5.2 shall be the sum of Two Hundred Fifty Thousand ($250,000) U.S. Dollars.

         12.4 Each option shall be exercisable by CRE not later than December 31st of the then current period (the "Option Expiration Date"), and shall be exercised by sending written notice thereof to RMST and by payment of the Advance for the option period on or before the Option Expiration Date.

         12.5 No option shall be exercisable unless all preceding options have been exercised.

         12.6 No option shall be exercisable unless CRE has theretofore duly performed its obligations hereunder.

         12.7 Whenever in this Agreement reference is made to the "Term," such word shall mean and include not only the initial term hereof, but also all Extension Periods if the options with respect thereof are exercised.

         13. INDEMNITIES.

         13.1 RMST agrees to indemnify, defend and hold harmless CRE, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that CRE may incur or be liable for as a result of any claim, suit or proceeding made or brought against CRE based upon, arising out of, or in connection with RMST's breach of any of its duties or obligations hereunder.

         13.2 CRE agrees to indemnify, defend and hold harmless RMST, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that RMST may incur or be liable for as a result of any claim, suit or proceeding made or brought against CRE based upon, arising out of, or in connection with CRE's breach of any of its duties or obligations hereunder.

         13.3 Eacb party shall give the other party prompt notice of any claim or suit coming within the purview of these indemnities. Upon the written request of any indemnitiee, the indemnitor shall assume tbe defense of any claim, demand or action against, such indemnitee, and shall upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand or action so settled

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         14. TRADEMARK RIGHTS.

         Neither party, by virtue of this Agreement, shall obtain or claim any right, title or interest in or to the other's name, trademark or logo, expect the right to use as specified herein and hereby acknowledges and agrees that all such use shall inure to the benefit Of the respective owner.

         15. OBLIGATIONS UPON TERMINATION.

         15.1 Upon termination of this Agreement, RMST at the request of CRE shall forthwith return to CRE or otherwise dispose of as CRE may direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to CRE and sent to RMST relating to the Exhibition (other than correspondence between CRE and RMST) which RMST may have in its possession or under its control.

         15.2 Upon termination of this Agreement, CRE at the request of RMST shall forthwith return to RMST or otherwise dispose of as RMST may direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to RMST and sent to RMST relating to the Exhibition (other than correspondence between CRE and RMST) which CRE may have in its possession or under its control.

         15.3 If either party brings an action against the other to enforce any condition or covenant of this Agreement or for breach of its obligations under this Agreement, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorney's fees incurred in such action.

         16. MISCELLANEOUS.

         16.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

         16.2 Parties in Interest. This agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

         16.3 Governing Law. This agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, USA, without recourse to its conflict of laws principles. Any legal action proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the

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United States of America for the Southern District of New York, and, by
execution and delivery of this Agreement, CRE and RMST hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. CRE and RMST hereby irrevocably waive, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions, and
(iii) the right to interpose any set off, non-compulsory counterclaim or cross-claim.

         16.4 Notices. All notices required to be given under the terms of this Agreement shall be in writing (including telegraphic, telex, and facsimile transmissions, provided that a copy thereof is also sent by certified or registered air mail on the same day as such telegraphic, telex or facsimile transmission) and shall be deemed to have been duly given if delivered to the addressee in person (and receipted on a copy of such notice), or transmitted, or mailed by certified or registered air mail, return receipt requested, as follows:

                   If to RMST, addressed to:

                   RMS Titanic, Inc.
                   17 Battery Place
                   Suite 203
                   New York, New York
                   Attention: George Tulloch, President

                   If to CRE, addressed to:

                   CRE Factory Gmbh
                   Ratinger Strasse 23
                   4000 Dusseldorf I
                   Germany
                   Attention: Reinhard Esser, President

All such notices shall be effective upon the delivery thereof to the addressee in person or via telegraph, telex or facsimile, or if mailed, five (5) business days after the deposit thereof in the mails. Any party may change their respective addresses by giving notice as herein provided.

         16.5 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducement, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise maybe relied upon or shall be

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valid or binding. Neither this agreement nor any term hereof may be changed, waived, discharged or terminated orally. This agreement may be amended or supplemented or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

         16.6 Assignability. This agreement shall not be assignable by either party hereto without the written consent of the other party hereto, except that CRE may assign this Agreement to another entity principally owned by CRE and/or Reinhard Esser. For purposes of the foregoing, the term "principally owned" shall mean ownership of a majority of the equity and voting rights in such entity.

         16.7 Severability. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

         16.8 No Waiver. The waiver by any party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         16.9 Force Majeure. If due to acts of God, insurrection, fire, elements, national emergency, or any other similar cause outside of the reasonable control of either party to this Agreement (Force Majeure") the Exhibition is canceled, delayed or the performance of either party under the terms of this Agreement is made impossible the Parties agree that such cancellation, postponement or failure to perform shall not be considered a breach of this agreement. In such event, however, the parties agree to use their best efforts to reschedule the Exhibition.

         16.11 Publicity. Each of the parties agree that no press announcement or press release in connection with this Agreement shall be made unless the other party hereto shall have given its written consent to such announcement (including the form thereof), which consent shall not be unreasonably withheld.

         16.12 Confidentiality. RMST and CRE agree not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys or as may otherwise be required by law in the opinion of counsel for the party required to make such disclosure. Additionally, during and after the Term of this Agreement, neither RMST nor CRE shall disclose to anyone for any reason, without the prior written consent of the other, any marketing plans, strategies, results or other confidential information divulged to or learned by either party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other party.

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         16.13 Independent Parties. Nothing in this Agreement is intended to create, nor shall anything herein be construed or as creating a joint venture or any other relationship between RMST and CRE except as expressly set forth herein, and both parties understand that, except as expressly agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities.

         16.9 Other Activities. Should RMST engage in any other exhibition activities during the Term of this Agreement, RMST shall, subject to rights that may be granted to third parties in connection with such exhibition activities, provide CRE, on a confidential basis, with information concerning the design, fabrication and operational phases of such exhibition activities so as to maximize the prospects of success for the Exhibition.

         16.10 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this agreement.

         16.11 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal the day and year first above written.

                                RMS TITANIC, INC.

                                By: /s/ George Tulloch
                                   --------------------------------------------
                                   George Tulloch, President

                               CRE-CO FINANZ GMBH

                               By: /s/ Reinhard Esser
                                  ---------------------------------------------
                                  Reinhard Esser, President

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